Exhibit 99.1

Investor Meetings with KBW November 4, 2010 Los Angeles, California

November 4, 2010 Investor Meetings 2 Forward-Looking Statements and Where to Find Additional Information This presentation contains certain forward-looking information about PacWest Bancorp that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All references herein to PacWest are intended to refer to PacWest and its predecessor First Community Bancorp. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: planned acquisitions and related cost savings cannot be realized or realized within the expected time frame; lower than expected revenues; credit quality deterioration which could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the Company’s ability to complete announced acquisitions, to successfully integrate acquired entities, or to achieve expected synergies and operating efficiencies within expected time-frames or at all; the integration of acquired businesses costs more, takes longer or is less successful than expected; the possibility that personnel changes will not proceed as planned; the cost of additional capital is more than expected; a change in the interest rate environment reduces interest margins; asset/liability repricing risks and liquidity risks; pending legal matters may take longer or cost more to resolve or may be resolved adversely to the Company; general economic conditions, either nationally or in the market areas in which the Company does or anticipates doing business, are less favorable than expected; environmental conditions, including natural disasters, may disrupt our business, impede our operations, negatively impact the values of collateral securing the Company’s loans or impair the ability of our borrowers to support their debt obligations; the economic and regulatory effects of the continuing war on terrorism and other events of war, including the conflicts in the Middle East; legislative or regulatory requirements or changes adversely affecting the Company’s business; changes in the securities markets; regulatory approvals for any acquisitions cannot be obtained on the terms expected or on the anticipated schedule; and, other risks that are described in PacWest’s (including its predecessor’s) public filings with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, PacWest’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. PacWest assumes no obligation to update such forward-looking statements. For a more complete discussion of risks and uncertainties, investors and security holders are urged to read the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other reports filed by PacWest with the SEC. The documents filed by PacWest with the SEC may be obtained at PacWest Bancorp’s website at www.pacwestbancorp.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from PacWest by directing a request to: PacWest Bancorp c/o Pacific Western Bank, 275 North Brea Boulevard, Brea, CA 92821. Attention: Investor Relations. Telephone 714-671-6800.

November 4, 2010 Investor Meetings 3 NASDAQ Symbol PACW Fully Diluted Shares 36.7 Million* Market Capitalization $601 Million ** Average Volume 214,000 shares per day ** Dividends Per Share $0.04 per year (0.20% yield) ** (Annualized) Analyst Coverage Collins Stewart LLC FIG Partners Friedman Billings Ramsey Keefe, Bruyette & Woods, Inc. Macquarie Securities Group B. Riley & Co RBC Capital Markets Sandler O’Neill + Partners Soleil Securities Sterne Agee & Leach, Inc. Wunderlich Securities * Common and unvested restricted shares less treasury shares as of 9/30/10 ** As of November 1, 2010 Stock Summary

PacWest Bancorp November 4, 2010 Investor Meetings 4 Overview, Operating Principles and Objectives Highlights Credit DDA & NIM Trends Expense Control Acquisition Strategy Performance Charts Strong Franchise Value

November 4, 2010 Investor Meetings 5 Source: Company Filings * See “Non-GAAP Measurements” slide. Commercial Banking Focus in Southern California $5.7 Billion in Assets at September 30, 2010 82 Full-Service Offices: 76 in Southern California, 3 in Arizona and 3 in the Bay Area Low Risk Profile Strong Capital Levels* Proven Operating Model Generates Earnings For the Third Quarter of 2010 NIM 5.08% Loan yield 6.59% Deposit cost 0.55% Efficiency Ratio 60.8% September 30, 2010 Non Performing Assets at Manageable Levels Non-Covered NPA Ratio – 3.89% Credit Loss Allowance to Net Non-Covered Loans – 3.05% Reserve to Non-Covered Nonaccruals – 95.9% Experienced Acquirer 22 Bank and Finance Company Acquisitions, Including 3 FDIC-Assisted Deals Acquisitions Augment Organic Growth Overview as of 9/30/10 Equity ($ millions) Equity/Assets Per Share Company - Tangible* $419.1 7.39% $11.42 Company - GAAP $493.8 8.60% $13.45 Bank - Tangible* $507.7 8.98% n/a Bank - GAAP $582.3 10.17% n/a

November 4, 2010 Investor Meetings 6 Operating Principles Manage for Profitability, Not Growth Strategic Focus on Low-Cost Deposits Strong Expense Management Focus on Credit Quality Results Include Strong Net Interest Margin Controlled Operating Expenses

November 4, 2010 Investor Meetings 7 2010 Objectives Continued Focus on Credit Serve the Best and Largest Customers Grow Core Deposit Balances Maintain Net Interest Margin Acquisitions

PacWest Bancorp November 4, 2010 Investor Meetings 8 Overview, Operating Principles and Objectives Highlights Credit DDA & NIM Trends Expense Control Acquisition Strategy Performance Charts Strong Franchise Value

2010 Highlights Q110 Classified Loan Sale Reduced classified and nonaccrual loans and improved credit metrics July 1, 2010 Loan Portfolio Purchase Improved net interest margin Enhanced profitability August 20, 2010 Los Padres Acquisition Added 14 banking offices Extended franchise into the Central Coast of California November 4, 2010 Investor Meetings 9

 The Loan Sale Reduced Concentrations and Improved Credit Quality On February 23, 2010, we sold $324 million of adversely classified non-covered loans for cash of $201 million on a non-recourse, servicing released basis. The loans sold included Nonaccrual loans of $109 million TDRs of $105 million 33% of our commercial construction portfolio 31% of our residential construction portfolio 22% of our hospitality loan portfolio 5% of our commercial real estate portfolio 24% of our residential real estate portfolio November 4, 2010 Investor Meetings 10

Loan Portfolio Purchase November 4, 2010 Investor Meetings 11 On July 1, 2010, we purchased a $234.1 million portfolio of 225 performing loans secured by Southern California real estate for a cash price of $228.3 million. Such loans have a weighted-average coupon interest rate of 6.15% and a weighted average maturity of 4.6 years. These loans were part of the Foothill Independent Bank loan portfolio that we acquired when we completed the Foothill Independent Bancorp acquisition in May 2006. In March 2007, we sold a 95% participating interest in these loans for cash and continued to service them and maintain the borrower relationships. A summary by type of the loans purchased follows: These loans increased our net interest margin by approximately 30 points. July 1, 2010 (In thousands) Office building and light industrial 151,958 $ Retail 47,968 Commercial owner-occupied 16,757 Other commercial 12,476 Residential 2,685 Hotel 1,797 Commercial land 497 Total loans purchased 234,138 $

The Los Padres Acquisition Closed on August 20, 2010 Added $824 million in assets and 14 offices Franchise expanded into the Central Coast of California $573 million in assets are covered by loss sharing with the FDIC FDIC absorbs 80% of losses Systems conversion scheduled for December 3 Bid data 0.45% deposit premium No asset discount or premium 80% loss share on all loan categories FHLB advances repaid on August 23 Time deposit rates reduced to legacy Bank posted rates on September 1 November 4, 2010 Investor Meetings 12

PacWest Bancorp November 4, 2010 Investor Meetings 13 Overview, Operating Principles & Objectives Highlights Credit DDA & NIM Trends Expense Control Acquisition Strategy Performance Charts Strong Franchise Value

Velocity of New Non-Covered Nonaccruals Has Slowed Investor Meetings 14 November 4, 2010 (In millions) Q308 $17.7 Q408 $44.8 Q109 $99.8 Q209 $57.5 Q309 $85.0 Q409 $120.4 Q110 $18.1 Q210 $25.2 Q310 $26.5 Volume of New Nonaccrual Loans $

November 4, 2010 Investor Meetings 15 Non-Covered Nonaccrual Loans Nonaccrual Loans (1) Accruing and Over September 30, 2010 June 30, 2010 30 days Past Due (1) % of % of September 30, June 30, Loan Loan 2010 2010 Loan Category Balance Category Balance Category Balance Balance (Dollars in thousands) SBA: SBA 504 24,480 26.5% 21,359 22.6% 500 3,041 SBA 7(a) and Express 5,258 16.3% 7,134 20.7% 141 132 Total SBA 29,738 28,493 641 3,173 Commercial real estate 26,392 1.3% 38,428 2.1% 1,356 67 Residential land 25,463 67.8% 24,625 68.3% 22 - Commercial 8,592 1.3% 12,188 1.8% 1,189 2,244 Commercial construction 1,353 1.6% 1,493 1.8% - - Residential multi-family 848 0.6% 879 0.5% - - Residential 9,250 8.4% 623 0.5% 1,043 503 Residential construction 814 3.0% 470 1.6% - - Commercial land 1,517 3.5% - 0.0% - 2,150 Other, including foreign 1,572 3.0% 1,084 1.9% 335 64 105,539 $ 3.2% 108,283 $ 3.4% 4,586 $ 8,201 $ (1) Excludes covered loans from the Los Padres and Affinity acquisitions.

Nonaccrual Loan Details At September 30, 2010, approximately 73% of the nonaccrual loan total was represented by: SBA-related loans of $29.7 million. Two loans collateralized by land in Ventura County, California totaling $23.5 million. A charge-off of $3.0 million was taken on these loans in the third quarter due to an updated appraisal. One loan for $5.7 million secured by an out-of-state shopping center. This loan has been written down to its underlying collateral value based on the most recent appraisal. A receiver is in place to manage the property and foreclosure proceedings have commenced. Protracted collection efforts may result in additional write-downs on this loan and resultant credit loss provisions. Two unrelated hotel-secured loans totaling $5.6 million. One loan has been written down to its collateral value based on the most recent appraisal, while a specific reserve has been established on the other loan for the appraisal shortfall. Four industrial warehouse loans to the same borrower totaling $5.9 million. Collateral for all four loans is located in Riverside County, California. Write-downs and resultant credit loss provisions may be necessary if economic conditions in this market do not improve in the near future. One residential loan for $6.4 million. The loan is collateralized by 2nd trust deeds on two single family residences in Beverly Hills, California. November 4, 2010 Investor Meetings 16

November 4, 2010 Investor Meetings 17 Non-Covered Real Estate Mortgage Exposure September 30, 2010 June 30, 2010 % of % of Loan Category Balance Total Balance Total (Dollars in thousands) Commercial real estate mortgage: Retail $ 394,727 16.7% $ 386,132 17.3% Industrial/warehouse 414,020 17.5% 326,002 14.6% Office buildings 358,858 15.1% 305,843 13.7% Owner-occupied 279,760 11.8% 279,428 12.5% Hotel 166,504 7.0% 172,122 7.7% Healthcare 95,311 4.0% 90,298 4.1% Gas station 40,008 1.7% 40,051 1.8% Self storage 32,235 1.4% 29,721 1.3% Restaurant 26,461 1.1% 24,929 1.1% Land acquisition/development 9,693 0.4% 9,734 0.4% Unimproved land 1,524 0.1% 1,067 0.0% Other 300,144 12.7% 286,386 12.8% Total commercial real estate mortgage 2,119,245 89.5% 1,951,713 87.5% Residential real estate mortgage: Mixed use 63,472 2.7% 89,506 4.0% Multi-family 78,109 3.3% 72,434 3.2% Single family owner-occupied 40,903 1.7% 42,921 1.9% Single family nonowner-occupied 27,872 1.2% 35,698 1.6% HELOC's 38,716 1.6% 37,059 1.7% Unimproved land 626 0.0% - 0.0% Total residential real estate mortgage 249,698 10.5% 277,618 12.5% Total gross non-covered real estate mortgage loans $ 2,368,943 100.0% $ 2,229,331 100.0%

November 4, 2010 Investor Meetings 18 Non-Covered Construction Loan Exposure September 30, 2010 June 30, 2010 % of % of Loan Category Balance Total Balance Total (Dollars in thousands) Commercial real estate construction: Retail $ 21,817 11.3% $ 21,942 11.3% Industrial/warehouse 9,154 4.8% 12,293 6.3% Office buildings 5,006 2.6% 5,519 2.8% Owner-occupied 3,548 1.8% 3,548 1.8% Healthcare 3,856 2.0% - 0.0% Self storage 13,151 6.8% 9,211 4.7% Land acquisition/development 17,872 9.3% 9,439 4.9% Unimproved land 25,310 13.1% 31,952 16.5% Other 16,413 8.5% 21,635 11.1% Total commercial real estate construction 116,127 60.3% 115,539 59.5% Residential real estate construction: Multi-family 24,779 12.9% 25,518 13.1% Single family owner-occupied 1,689 0.9% 1,689 0.9% Single family nonowner-occupied 925 0.5% 764 0.4% Land acquisition/development 1,498 0.8% 3,228 1.7% Unimproved land 47,577 24.7% 47,443 24.4% Total residential real estate construction 76,468 39.7% 78,642 40.5% Total gross non-covered real estate construction loans $ 192,595 100.0% $ 194,181 100.0%

November 4, 2010 Investor Meetings 19 Non-Covered Loan Charge-Off History Source: Company Filings

November 4, 2010 Investor Meetings 20 Non-Covered Other Real Estate Owned September 30, June 30, December 31, Property Type 2010 2010 2009 (Dollars in thousands) Commercial real estate $ 18,920 $ 17,285 $ 28,478 Single family residence 2,743 4,057 7,263 Construction and land development 2,935 3,181 7,514 Total non-covered OREO $ 24,598 $ 24,523 $ 43,255

PacWest Bancorp November 4, 2010 Investor Meetings 21 Overview, Operating Principles & Objectives Highlights Credit DDA & NIM Trends Expense Control Acquisition Strategy Performance Charts Strong Franchise Value

November 4, 2010 Investor Meetings 22 Non Interest-Bearing Deposits to Total Deposits at Period End *2004 excludes a short-term interest bearing deposit received on December 31, 2004 Source: Company Filings and SNL Data Source

Strong Net Interest Margin Versus Peers November 4, 2010 Investor Meetings 23 Peers Defined as median of all Major Exchange (NYSE, AMEX, NASDAQ) Banks with $3B to $7B in Assets as of period end. Source: Company Filings and SNL Data Source

PacWest Bancorp November 4, 2010 Investor Meetings 24 Overview, Operating Principles & Objectives Highlights Credit DDA & NIM Trends Expense Control Acquisition Strategy Performance Charts Strong Franchise Value

November 4, 2010 Investor Meetings 25 * - The 2008 efficiency ratio excludes the goodwill write-off. When the goodwill write-off is included in non-interest expense, the efficiency ratio is 371.7%. Source: Company Filings Average Branch Size Source: Company Filings and SNL Data Source Focus and Execution Drive Efficiency

PacWest Bancorp November 4, 2010 Investor Meetings 26 Overview, Operating Principles & Objectives Highlights Credit DDA & NIM Trends Expense Control Acquisition Strategy Performance Charts Strong Franchise Value

Acquisition Strategy November 4, 2010 Investor Meetings 27 Banks Similar Strategic Focus Market Expansion In-Market Consolidation Key Drivers of Accretion Cost Savings Customer Retention Margin Improvement FDIC-Assisted Transactions Strategic vs. Financial Market Expansion Deposit Structure Proximity to Existing Offices New Customer Relationships

The Los Padres Acquisition Closed on August 20, 2010 Added $823 million in assets and 14 offices Franchise expanded into the Central Coast of California $573 million in assets are covered by loss sharing with the FDIC FDIC absorbs 80% of losses Systems conversion scheduled for December 3 Bid data 0.45% deposit premium No asset discount or premium 80% loss share on all loan categories FHLB advances repaid on August 23 Time deposit rates reduced to legacy Bank posted rates on September 1 November 4, 2010 Investor Meetings 28

Los Padres – Assets Acquired and Liabilities Assumed November 4, 2010 Investor Meetings 29 August 20, 2010 Assets (In thousands) Cash and cash equivalents 171,366 $ Investment securities 44,251 Loans 440,219 Other real estate owned 33,394 Core deposit intangible 2,427 Goodwill 46,228 FDIC loss sharing asset 69,244 Other assets 16,954 Total assets acquired at fair value 824,083 $ Liabilities Deposits 752,185 $ FHLB advances 70,013 Other liabilities 1,885 Total liabilities assumed at fair value 824,083 $

Los Padres Enhanced Q3 Earnings November 4, 2010 Investor Meetings 30 August 20, 2010 Through September 30, 2010 (In thousands) Interest income 2,893 $ Interest expense 275 Net interest income 2,618 Noninterest income 204 Noninterest expense: Compensation 1,031 Occupancy 248 Data processing 155 Other professional services 447 Other expense 216 Total noninterest expense 2,097 Earnings before income taxes 725 Income tax expense (305) Net earnings 420 $ The Los Padres Contribution Through 9/30/10

The Affinity Acquisition Closed on August 28, 2009 Systems Converted on December 5, 2009 Added $1.2 Billion in Assets and 10 Offices $716 Million of Assets are Covered by Loss Sharing with the FDIC FDIC Absorbs 80% of Losses on the First $234 million and 95% of Losses Exceeding $234 million Increased Capital by $38.9 Million November 4, 2010 Investor Meetings 31

Covered Assets – Totals and Non-performing November 4, 2010 Investor Meetings 32 Source: Company Filings September 30, June 30, 2010 2010 (In thousands) Covered nonaccrual loans 171,804 $ 129,188 $ Covered OREO 55,244 27,787 Total covered nonperforming assets 227,048 $ 156,975 $ September 30, June 30, Covered Assets 2010 2010 (In thousands) Loans, net 966,140 $ 552,912 $ Investment securities 51,125 50,771 Other real estate owned 55,244 27,787 Total covered assets 1,072,509 $ 631,470

PacWest Bancorp November 4, 2010 Investor Meetings 33 Overview, Operating Principles & Objectives Highlights Credit DDA & NIM Trends Expense Control Acquisition Strategy Performance Charts Strong Franchise Value

November 4, 2010 Investor Meetings 34 Stock Performance vs. Indices Data Through 10/27/2010

Regulatory and Tangible Capital November 4, 2010 Investor Meetings 35 September 30, 2010 Well Pacific PacWest Capitalized Western Bancorp Requirement Bank Consolidated Tier 1 leverage capital ratio 5.00% 9.04% 9.17% Tier 1 risk-based capital ratio 6.00% 12.44% 12.54% Total risk-based capital ratio 10.00% 13.72% 13.82% Tangible common equity ratio N/A 8.98% 7.39%

PacWest Bancorp November 4, 2010 Investor Meetings 36 Overview, Operating Principles & Objectives Highlights Credit DDA & NIM Trends Expense Control Acquisition Strategy Performance Charts Strong Franchise Value

Strong Franchise Value November 4, 2010 Investor Meetings 37 * Source: SNL Data Source 8th Largest Publicly Traded CA Bank* 14th Largest Commercial Bank in California out of 275 California Footprint from the Central Coast to throughout Southern California 82 Branches: 76 in Southern California, 3 in Arizona and 3 in the Bay Area Strong Capital Base Low Cost of Deposits High Net Interest Margin Profitability Solid Credit Quality

November 4, 2010 Investor Meetings 38 Attractive Southern California Footprint Pacific Western Bank Former Los Padres Bank

California Entry Points – Data as of 9/30/10

California Publicly-Owned Banks

	Bank	Ticker	Assets
1	Wells Fargo & Company	WFC	$1,220,784,000
2	City National Corporation	CYN	21,823,616
3	East West Bancorp, Inc.	EWBC	20,417,246
4	SVB Financial Group	SIVB	15,660,069
5	Cathay General Bancorp	CATY	11,253,182
6	Pacific Capital Bancorp	PCBC	7,126,226
7	CVB Financial Corp.	CVBF	6,483,871
8	***PacWest Bancorp***	***PACW***	***$5,742,922***
9	Westamerica Bancorporation	WABC	4,977,871
10	Wilshire Bancorp, Inc.	WIBC	3,232,685
12	Nara Bancorp, Inc.	NARA	2,984,976
11	Hanmi Financial Corporation	HAFC	2,968,505
13	Center Financial Corporation	CLFC	2,267,439
14	TriCo Bancshares	TCBK	2,224,645
15	First California Financial Group, Inc.	FCAL	1,498,932
18	Heritage Commerce Corp	HTBK	1,330,870
17	Preferred Bank	PFBC	1,323,394
16	Sierra Bancorp	BSRR	1,300,055
19	Bank of Marin Bancorp	BMRC	1,219,214
20	Pacific Mercantile Bancorp	PMBC	1,147,677
21	Heritage Oaks Bancorp	HEOP	1,010,522
23	Bridge Capital Holdings	BBNK	939,975
22	Bank of Commerce Holdings	BOCH	929,745
24	North Valley Bancorp	NOVB	910,781
25	Pacific Premier Bancorp, Inc.	PPBI	821,320
26	Central Valley Community Bancorp	CVCY	765,037
27	United Security Bancshares	UBFO	710,167
28	Community West Bancshares	CWBC	676,470
29	American River Bankshares	AMRB	580,936
30	Oak Valley Bancorp	OVLY	534,879

PacWest Bancorp

November 4, 2010 Investor Meetings 39

Non-GAAP Information The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. These non-GAAP financial measures are presented for supplemental informational purposes only for understanding the Company’s operating results and should not be considered a substitute for financial information presented in accordance with GAAP. These non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures used by other companies. The table on the following slide presents a reconciliation of the non-GAAP financial measurements to the GAAP financial measurements and certain key performance ratios November 4, 2010 Investor Meetings 40

Non-GAAP Measurements November 4, 2010 Investor Meetings 41 Source: Company Filings September 30, June 30, December 31, GAAP to Non-GAAP Reconciliations 2010 2010 2009 (Dollars in thousands) PacWest Bancorp Consolidated: Stockholders' equity 493,762 $ 486,585 $ 506,773 $ Less: intangible assets 74,669 28,448 33,296 Tangible common equity 419,093 $ 458,137 $ 473,477 $ Total assets 5,742,922 $ 5,153,682 $ 5,324,079 $ Less: intangible assets 74,669 28,448 33,296 Tangible assets 5,668,253 $ 5,125,234 $ 5,290,783 $ Equity to assets ratio 8.60% 9.44% 9.52% Tangible common equity ratio (1) 7.39% 8.94% 8.95% Pacific Western Bank: Stockholder's equity 582,335 $ 573,227 $ 585,940 $ Less: intangible assets 74,669 28,448 33,296 Tangible common equity 507,666 $ 544,779 $ 552,644 $ Total assets 5,728,353 $ 5,141,150 $ 5,313,750 $ Less: intangible assets 74,669 28,448 33,296 Tangible assets 5,653,684 $ 5,112,702 $ 5,280,454 $ Equity to assets ratio 10.17% 11.15% 11.03% Tangible common equity ratio (1) 8.98% 10.66% 10.47% (1) Calculated as tangible common equity divided by tangible assets.

PacWest Bancorp 10250 Constellation Boulevard Los Angeles, California 90067 Matt Wagner, CEO Vic Santoro, CFO 310.728.1020 310.728.1021 November 4, 2010 Investor Meetings 42

November 4, 2010 Investor Meetings 43